EXHIBIT 10.2

FIRST AMENDMENT
TO ASSET PURCHASE AGREEMENT

This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”), is entered into as of April 22, 2016, by and among Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (“Seller”), and Douglas Acquisitions LLC, a California limited liability company (“Douglas”), the K&M Douglas Trust, and the Douglas Irrevocable Descendant’s Trust (collectively referred to as the “Trusts”). Douglas and the Trusts are collectively referred to as “Buyer”. The foregoing parties are collectively referred to herein as the “Parties”.
RECITALS
WHEREAS, the Parties entered into an Asset Purchase Agreement dated April 8, 2016 (the “Purchase Agreement”). The Parties desire to amend the Purchase Agreement pursuant to this Amendment. Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto do hereby agree as follows:
AMENDMENT
1.Amendment to Section 1.01 (Purchase and Sale of Assets). Section 1.01(f) is hereby deleted and replaced with the following:
“all interests of Seller under all Business Contracts, to the extent assignable, that are not Excluded Executory Contracts or Assumed Executory Contracts provided that Seller has no further obligations pursuant to any such assigned Business Contract;”
2.Amendment to Section 1.05 (Purchase Price). Section 1.05(c) is hereby deleted and replaced with the following:
“The amount of the Cash Consideration payable to Seller will be reduced on a dollar-for-dollar basis by (i) the amount of outstanding advances under the DIP Facility (and, pursuant to the terms of the DIP Facility, Seller’s obligation to repay such amounts shall be forgiven), and (ii) the amount necessary to satisfy the Senior Secured Notes held by Douglas and/or the Trusts, which amount will be applied in reduction of the balances due on such Senior Secured Notes.”
3.Amendment to Section 3.11 (Intellectual Property). Section 3.11(a) is amended by inserting a space between “Section” and “3.11(a)” in the fourth line.

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4.Amendment to Section 5.08 (Transfer Taxes). Section 5.08 is hereby deleted and replaced with the following:
“All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (including any real property leasehold transfer Tax and any other similar Tax), if any, shall be borne and paid equally by Seller and Buyer when due. Seller shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary).”
5.Amendment to Section 5.10 (Assignment or Contribution to Douglas). Section 5.10 is amended by deleting the second reference to “Douglas” in the fourth line.
6.Amendment to Section 5.12 (Bankruptcy Matters). Section 5.12(c) is hereby deleted and replaced with the following:
“If Buyer is not deemed to be the Prevailing Bidder (as defined in the Sale Procedures Order) or the Bankruptcy Court approves the sale of substantially all of the Purchased Assets to a purchaser other than Buyer (either, an “Alternative Transaction”):
(A) Seller shall (i) upon consummation of such Alternative Transaction, pay Buyer a break-up fee equal to two percent (2%) of the Purchase Price (the “Break-Up Fee”), provided that the aggregate purchase price paid in the Alternative Transaction is equal to or greater than Twenty Five Million ($25,000,000) Dollars (the “Price Threshold”), and (ii) reimburse the Buyer up to a maximum of $300,000 for all its reasonable documented out-of-pocket costs and expenses (not otherwise reimbursable pursuant to the DIP Facility) incurred in connection with (a) the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and any other documents prepared in connection herewith or therewith, (b) conducting due diligence on Buyer’s assets and business, (c) participating in the Bankruptcy Case, and enforcing or preserving any rights under this and any such other documents, including the fees and disbursements of counsel to the Buyer (the “Expense Reimbursement”). The Break-Up Fee and Expense Reimbursement shall only be owed in the event the Buyer has waived its right to terminate the Agreement under Section 7.01(b)(v).
(B)    The Break-Up Fee shall be payable and paid by Seller only out of the cash proceeds from an Alternative Transaction if the aggregate purchase price in such Alternative Transaction exceeds the Price Threshold. Until the Break-Up Fee is paid to Buyer in full,

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Seller shall not use any amount of the purchase price received in such Alternative Transaction in excess of the Price Threshold for any other purpose.
(C)    The Expense Reimbursement shall include, but not be limited to (i) all such costs and expenses incurred from and after March 7, 2016 through and including the participation by Buyer in the Sale Hearing (as defined in the Sale Procedures Order), (ii) preparation for and attendance at hearings in the Bankruptcy Case, (iii) preparation for and participation in the Auction (as defined in the Sale Procedures Order), and (iv) preparation for and participation in the Sale Hearing (as defined in the Sale Procedures Order). Seller’s obligation to pay the Break-Up Fee and Expense Reimbursement shall constitute an administrative expense of Seller under Section 503 of the Bankruptcy Code, which shall be subject to any carve out under the DIP Facility and the DIP Order. The Expense Reimbursement shall be payable and paid by Seller only out of the cash proceeds from any Alternative Transaction.”
7.Amendment to Section 7.01 (Termination). Section 7.01 is amended as follows:

a.	Section 7.01(c)(ii) is deleted in its entirety.

b.	A new subsection 7.01(d) is added that reads as follows:
“by Buyer or Seller in the event that (i) there shall be any Law that makes consummation of the Contemplated Transactions illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the Contemplated Transactions, and such Governmental Order shall have become final and non-appealable.”
8.Amendment to Section 7.01(b)(v)(Termination). Section 7.01(b)(v) is hereby deleted and replaced with the following :
“at any time prior to May 13, 2016 (the “Diligence Deadline”), if Buyer determines, in its sole and absolute discretion, that it is not satisfied with the results of its due diligence, including the Cure Amounts payable in connection with the Business Contracts, provided however, that Buyer shall be entitled to seek an order from the Bankruptcy Court entered before the Diligence Deadline to extend the Diligence Deadline if the Seller has unreasonably delayed response to reasonable due diligence requests and reasonable requests for access by Buyer’s representatives, which requests must be made by Buyer upon reasonable advance notice;”
9.Amendment to Section 7.02 (Termination). The reference in Section 7.02 of the Agreement to Section 5.08 is deleted and replaced with Section 5.12.

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10.Amendment to Definition of Senior Secured Notes in Exhibit A. The definition of “Senior Secured Notes” in Exhibit A to the Agreement is deleted and replaced with the following:
“Senior Secured Notes” means the Senior Secured Series A Convertible Notes and the Senior Secured Series B Convertible Notes issued by the Seller, having a aggregate principal balance outstanding of $12,475,000 as of the Petition Date.”
11.Revised Sale Procedures Order. The form of Exhibit C attached to the Agreement is deleted in its entirety and replaced with Exhibit C attached hereto.
12.Entire Agreement. This Amendment and the Purchase Agreement constitute the entire agreement of the Parties with respect to the subject matter hereof. Except as amended by this Amendment, the Purchase Agreement remains in full force and effect.
13.Governing Law. This Amendment shall be governed by and construed in accordance with the domestic Laws of, and enforced in, the State of California without giving effect to any choice or conflict of law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of California.
14.Binding Effect. Except to the extent set forth and amended expressly herein, each of the Parties hereto acknowledges and agrees that all terms and provisions, covenants and conditions of the Purchase Agreement and all documents executed in conjunction therewith shall be and remain in full force and effect. Further, each of the Parties hereto acknowledges and agrees that the Purchase Agreement as amended hereby, shall constitute its legal, valid, and biding obligation, in each case, enforceable in accordance with its terms.
15.Section References. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not part of the agreements among the parties hereto evidenced hereby.
16.Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, but all of which taken together constitute one and the same instrument.
[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

Quantum Fuel Systems Technologies Worldwide, Inc. By /s/ Kenneth Lombardo Name: Kenneth Lombardo Title: Vice President - Legal
Douglas Acquisitions LLC By /s/ Timothy McGaw Name: Timothy McGaw Title: President
The K&M Douglas Trust By /s/ Kevin Douglas Name: Kevin Douglas Title: Trustee
The Douglas Irrevocable Descendant’s Trust By /s/ Kevin Douglas Name: Kevin Douglas Title: Trustee

(Signature Page to First Amendment to Purchase Agreement)
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4831-6387-4096.2
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